UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

 (RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

WidePoint Corporation
(Name of Registrant as Specified in its Charter)

________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2026

_________________

WIDEPOINT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33035	52-2040275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11250 Waples Mill Road, South Tower 210, Fairfax, Virginia	22030
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code:    (703) 349-2577

_______________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.001 par value per share	WYY	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 19, 2026, WidePoint Corporation issued a press release announcing that its 2026 Annual Meeting of Stockholders has been rescheduled from Friday, June 19, 2026 to Wednesday, June 17, 2026 at 10:00 a.m., EST, for administrative reasons.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Important Information About the Meeting

The Company’s proxy statement related to the 2026 Annual Meeting of Stockholders and other materials filed by the Company with the SEC are available free of charge at the SEC’s website at sec.gov or the Company’s website www.widepoint.com.

If you are a stockholder of record, you may vote by proxy by telephone or internet. Proxies submitted by telephone or through the internet must be received by 11:59 p.m. EDT on June 16, 2026. Please see the Notice of Internet Availability of Proxy Materials or proxy card for instructions on how to vote by telephone or internet.  Stockholders of record will also be able to participate in the annual meeting online, vote shares electronically and submit questions prior to and during the meeting by visiting: www.virtualshareholdermeeting.com/WYY2026.

If you hold your shares in “street name,” you must either direct the broker, trust, bank or other nominee as to how to vote your shares, or obtain a proxy from the bank, broker or other nominee to vote at the meeting. Please refer to the voter instruction cards used by your broker, trust, bank or other nominee for specific instructions on methods of voting, including by telephone or using the internet.

Item 9.01(d) Financial Statements and Exhibits.

Exhibit 99.1	Press Release

104	Interactive Data File (embedded within the Inline XBRL

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIDEPOINT CORPORATION

Date: May 19, 2026	By:	/s/ Jin Kang
Jin Kang
Chief Executive Officer

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WidePoint Corporation Announces the Rescheduling of its 2026 Annual Meeting of Stockholders

FAIRFAX, VA / May 19, 2026 / WidePoint Corporation (NYSE American: WYY), a leading provider of Secure Mobile Management Solutions, announced today that its 2026 Annual Meeting of Stockholders has been rescheduled from Friday, June 19, 2026 to Wednesday, June 17, 2026 at 10:00 a.m. EST, for administrative reasons.

Important Information About the Meeting

About WidePoint

WidePoint Corporation (NYSE American: WYY) is a leading technology Managed Solution Provider (MSP) dedicated to securing and protecting the mobile workforce and enterprise landscape. WidePoint is recognized for pioneering technology solutions that include Identity & Access Management (IAM), Mobility Managed Services (MMS), Telecom Management, Information Technology as a Service, Cloud Security, and Analytics & Billing as a Service (ABaaS). To learn more, visit https://www.widepoint.com.

WidePoint Investor Relations:
Gateway Group, Inc.
Matt Glover or John Yi
949-574-3860
WYY@gateway-grp.com

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